UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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Filed by a Party other than the Registrant ☐
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☑      Preliminary Proxy Statement
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☐      Definitive Proxy Statement
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☐      Soliciting Material Pursuant to §240.14a-12
GEOVAX LABS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Preliminary Copies
GEOVAX LABS, INC.
1900 Lake Park Drive
Suite 380
Smyrna, Georgia 30080
NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
To Our Stockholders:
          You are hereby notified that a Special Meeting of Stockholders of GeoVax Labs, Inc. (the “Company” or “GeoVax”) will be held on April [13], 2010 at 8:30 a.m. (Eastern Daylight Time), at the offices of Womble Carlyle Sandridge & Rice, PLLC, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, for the purpose of considering and voting upon the following proposals:
•	To approve an amendment to our Certificate of Incorporation to increase the authorized shares of common stock, $0.001 par value, from 900,000,000 to 2,000,000,000.

•	To approve the grant of discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our authorized, issued and outstanding common stock at any time within four months after the date stockholder approval is obtained at any one of the following ratios, as selected by our Board of Directors: 1-for-20, 1-for-30, 1-for-40, or 1-for-50.
          Stockholders of record at the close of business on March 5, 2010 are entitled to notice of the Special Meeting and any continuation or adjournment thereof. The Company does not contemplate discussing any other business at the meeting. If the reverse stock split proposal is approved and effected, the increase in authorized shares of our common stock will be proportionally reduced.
          If you cannot attend the Special Meeting, you may vote your shares over the internet or by telephone, or by completing and promptly returning the enclosed proxy card or voting instruction form. Internet and telephone voting procedures are described in the enclosed proxy statement and on your proxy card or, if your shares are held in “street name,” on the voting instruction form that you receive from your brokerage firm, bank or other nominee in lieu of a proxy card.
          Please vote as promptly as possible, whether or not you plan to attend the Special Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. Even though you vote, you may nevertheless attend the Special Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.
By Order of the Board of Directors,

Mark W. Reynolds
Corporate Secretary
March [11], 2010
Smyrna, Georgia

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Preliminary Copies
GEOVAX LABS, INC.
1900 Lake Park Drive
Suite 380
Smyrna, Georgia 30080
PROXY STATEMENT
For The
SPECIAL MEETING OF STOCKHOLDERS
To Be Held April [13], 2010
ABOUT THIS PROXY STATEMENT
          This proxy statement is furnished in connection with the solicitation of your proxy on behalf of the Board of Directors by GeoVax Labs, Inc., a Delaware corporation, for use at our Special Meeting of Stockholders to be held at the offices of Womble Carlyle Sandridge & Rice, PLLC, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on April [13], 2010, at 8:30 a.m. Eastern Daylight Time and at any meeting following adjournment or postponement thereof. We first began sending these proxy materials to our stockholders on or about March [11], 2010.
          Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on April [13], 2010.
          The Notice of Special Meeting of Stockholders, Proxy Statement and Form of Proxy are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=01702.
What am I Voting On?
     There are two proposals, which we refer to as the “Proposals,” to be voted on at the Special Meeting:
•	To approve an amendment to our Certificate of Incorporation to increase our authorized shares of common stock, $0.001 par value, from 900,000,000 to 2,000,000,000.

•	To approve the grant of discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our authorized, issued and outstanding common stock at any time within four months after the date stockholder approval is obtained at any one of the following ratios, as selected by our Board of Directors: 1-for-20, 1-for-30, 1-for-40, or 1-for-50.
     If the reverse stock split proposal discussed below is approved and effected, the number of our authorized shares of common stock will be proportionally reduced.
Who is Entitled to Vote?
     Stockholders as of the close of business on March 5, 2010, the record date, may vote at the Special Meeting. Stockholders have one vote for each share of common stock held on the record date, including shares held directly in your name as “stockholder of record” and held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares. Please see “How Do I Cast My Vote?” below.
How Does the Board Recommend I Vote?
Our Board of Directors recommends that you vote your shares:

•	“FOR” the proposal to increase the number of authorized shares of our common stock; and

•	“FOR” the proposal to grant our Board of Directors discretionary authority to effect a reverse stock split.

          You should carefully consider the detailed discussion of these Proposals contained later in this Proxy Statement before voting your shares.
If no instructions are indicated, your proxy will be voted FOR the proposal to approve the increase in authorized shares and FOR the proposal to grant our Board of Directors discretionary authority to effect a reverse stock split.
Why Does the Board Recommend Approval of the Proposal to Increase Authorized Shares?
          The Company is planning for its future financing needs, and the availability of additional authorized shares will be necessary for the success of any capital raising efforts. The Board believes that approval of the proposal to increase authorized shares will benefit the Company and its stockholders by enabling GeoVax to:
•	raise additional capital through the sale of such common stock; and

•	meet other business needs of the Company.
Why Does the Board Recommend Approval of the Proposal for a Reverse Stock Split?
          The Board believes that a reverse stock split will benefit the Company and its stockholders by increasing the per share trading price of our common stock which, in turn, may help GeoVax:
•	qualify its common stock for listing on a major stock exchange such as the NASDAQ;

•	attract new investors who will not invest in shares with low prices; and

•	attract investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our stock at its current price levels.
          The Company is planning for its future financing needs, and the ability to attract institutional investors may be important to the success of any capital raising efforts.
How Do I Cast My Vote?
          Stockholders of record may vote:
•	By Internet — You may vote over the Internet, by going to “www.voteproxy.com.” You will need to type in the Company Number and the Account Number indicated on your proxy card and follow the instructions.

•	By Telephone — You may vote over the telephone, by dialing 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. You will need the Company Number and the Account Number indicated on your proxy card.

•	By Mail — To vote by mail using the enclosed proxy card, you will need to complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to . When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

•	By Attending the Meeting in Person — You may vote by attending the meeting in person and voting. Please contact at 678-384-7220 or [email address] in order to obtain directions to the Special Meeting.
          Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on April [12], 2010.

          In addition, a large number of banks and brokerage firms participate in online programs which provide eligible beneficial owners who hold their shares in “street name” rather than as a stockholder of record, with the opportunity to vote over the Internet or by telephone. “Street name” stockholders who elected to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. If you hold your shares in “street name” and the voting instruction form that you receive from you brokerage firm, bank or other nominee does not reference Internet or telephone information, or if you prefer to vote by mail, please complete and return the paper voting instruction form. In order to vote shares held in “street name” in person at the Special Meeting, a proxy issued in the owner’s name must be obtained from the record holder (typically your brokerage firm, bank or other nominee) and presented at the Special Meeting.
          Stockholders of record and “street name” stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the stockholder is responsible.
What Is a Broker Non-Vote?
          “Broker non-votes” are proxies received from banks, brokerage firms or other nominees holding shares on behalf of their “street name” clients who have not been given specific voting instructions from such clients with respect to matters such as the Proposals. The banks, brokerage firms or other nominees do not have the authority to vote your shares in their discretion on either of the Proposals, and may not vote them on the Proposals unless given specific voting instructions from you. If you hold your shares in street name and do not provide voting instructions to your brokerage firm, bank or other nominee with respect to the Proposals, your shares will not be voted (a “broker non-vote”).
Will Stockholders be Asked to Vote on Any Other Matters?
          No. It is not anticipated that any other matters will be considered at the Special Meeting. If, however, any other matter properly comes before the Special Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.
May I Revoke My Proxy?
          Yes. If you give us a proxy you will have the power to revoke it at any time before it is exercised. The proxy may be changed or revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices at 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, Attention: Mark W. Reynolds, Corporate Secretary. The proxy may also be revoked by attending the meeting and voting in person.
Tell Me About the Outstanding Shares, Their Voting Rights, and the Required Quorum
          Our Board of Directors has fixed March 5, 2010 as the record date for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the Special Meeting. As of the record date, we had [782,340,692] shares of common stock outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the meeting. Cumulative voting is not permitted.
          For there to be a quorum at the meeting, a majority of the shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the Special Meeting in person will not be considered present or represented at the Special Meeting and will not be counted in determining the presence of a quorum. Properly completed and executed proxies that reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. We encourage you to provide voting instructions to your bank, broker or other nominee to ensure that your shares will be voted at the meeting in the manner that you desire.

          If a quorum is not present or represented at the meeting, the Chairman of the meeting or the stockholders holding a majority of the shares of common stock entitled to vote and present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of GeoVax may solicit proxies for the reconvened meeting in person or by mail, telephone, or electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.
What Vote is Required for Approval of the Proposals?
          The presence, in person or represented by proxy, and affirmative vote at the Special Meeting of a majority of our outstanding shares of common stock entitled to vote on each of the respective Proposals is required to approve that Proposal. Because abstentions constitute shares present and entitled to vote for all purposes will have the effect of a vote against the respective Proposal. Because broker non-votes are not considered present and entitled to vote for purposes of each Proposal, they will not be counted as a vote in favor of or a vote against the respective Proposal and will have no effect on the outcome of the vote on the respective Proposal.
Who Will Pay the Costs of Soliciting Proxies for the Special Meeting?
          The cost of preparing, assembling and mailing this proxy statement and the form of proxy will be borne by GeoVax. Directors, officers and employees of GeoVax may also solicit proxies personally or by mail, telephone, or electronic means. No compensation will be paid for such solicitations. In addition, we will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at our request, may send proxies and proxy solicitation material to their clients and principals.
PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
          Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Certificate of Incorporation to implement an increase in the number of shares of authorized common stock, $0.001 par value, from 900,000,000 shares to 2,000,000,000 shares in substantially the form set forth as Annex A to this proxy statement. If the amendment is approved by our stockholders, it will become effective upon the filing of an amendment to our Certificate of Incorporation, which filing is expected to occur promptly after stockholder approval of this proposal. The text of Annex A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to implement the increase in our authorized shares.
          If our stockholders approve both this proposal and the proposal granting the Board the authority to implement a reverse stock split and the Board implements the reverse stock split, the number of shares of authorized common stock following the reverse stock split will be proportionally reduced.
Purpose and Effect of the Increase in Authorized Shares
          The Company is planning for its future financing needs, and the availability of additional authorized shares will be necessary for the success of any capital raising efforts. The primary purpose for the proposed amendment to our Certificate of Incorporation is to make additional shares of common stock available to enable us to:
•	raise additional capital through the sale of such common stock; and

•	meet other business needs of GeoVax.
          The Board of Directors believes there are insufficient unreserved shares available to meet our needs for additional capital and other proper purposes. Increasing our authorized shares will create new shares that are not reserved and can be used to raise capital and other purposes. Increasing the authorized common stock will not have any immediate effect on the rights of existing stockholders. If the increase in the authorized number of shares of common stock is approved by our stockholders, the Board does not intend to solicit further stockholder approval prior to issuing any additional shares of common stock, except as may be required by applicable law or the rules of any securities exchange upon which our common stock may then be listed.

          GeoVax intends to raise additional capital by issuing its common stock or preferred stock in order to fund more preventative and therapeutic vaccine trials, and for other business purposes. Shares issued in the future will not reduce the number of shares held by existing stockholders, but may decrease the percentage equity ownership represented by each individual share. Holders of our common stock have no preemptive rights and the there are no plans to grant such rights.
          It is possible that a subsequent issuance of these shares could have the effect of delaying or preventing a change in control of GeoVax. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of GeoVax more difficult, and therefore, less likely. Issuances of additional shares of our stock could dilute the earnings per share and book value per share of our outstanding common stock and dilute the stock ownership or voting rights of a person seeking to obtain control of GeoVax. While it may be deemed to have potential anti-takeover effects, the proposal to increase the authorized common stock is not prompted by any specific effort of which we are aware to accumulate shares of our common stock or obtain control of GeoVax.
          The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under our Certificate of Incorporation.
No Appraisal Rights
          Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, and we will not independently provide stockholders with any such rights.
Vote Required and Board of Directors’ Recommendation
          The presence, in person or represented by proxy, and affirmative vote at the Special Meeting of a majority of the outstanding shares of our common stock entitled to vote on this Proposal is required for approval of this Proposal. Abstentions will have the effect of a vote against the Proposal, and broker non-votes will not be counted as a vote in favor of or a vote against the Proposal. If you sign and submit your proxy card without properly marking your voting instructions, your shares will be voted “FOR” this Proposal.
          The Board of Directors unanimously recommends a vote “FOR” approval of this Proposal to allow for an amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock to 2,000,000,000 shares.
PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO IMPLEMENT A REVERSE STOCK SPLIT
General
          Our Board of Directors has approved, and is seeking stockholder approval of, a proposal to permit the Board of Directors to file a certificate of amendment to our Certificate of Incorporation, in substantially the form set forth in Annex B to this proxy statement, to effect a reverse stock split of our authorized, issued and outstanding common stock at any one of the following ratios, as selected by our Board of Directors: 1-for-20, 1-for-30, 1-for-40, or 1-for-50. The text of Annex B remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to implement a reverse stock split at an authorized ratio selected by the Board.
          If you approve the reverse stock split, you will be approving each of the foregoing ratios and authorizing our Board of Directors to select, in its sole discretion, which of those ratios is appropriate. The Board of Directors would effect the reverse stock split by filing the certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware at any time within four months after approval of the amendment pursuant to which, as appropriate, 20, 30, 40, or 50 shares of our outstanding common stock would be combined into one share of our common stock. Assuming the proposal to increase the authorized shares is approved, the total number of authorized shares of our common stock would be proportionally reduced by the same amendment from 2,000,000,000 common shares to 100,000,000, 66,666,667, 50,000,000, or 40,000,000 common shares, depending on the reverse split ratio selected by our Board of Directors.

          The Board reserves the right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that the reverse stock split is not in our best interests or that of our stockholders.
Purpose and Effect of the Reverse Stock Split
          The primary purpose for implementing the proposed reverse stock split is to increase the per share trading price of our common stock and decrease the number of outstanding shares of our common stock so as to:
•	help GeoVax qualify its common stock for listing on a major exchange such as the NASDAQ Global market or the NASDAQ Capital Market;

•	attract new investors who will not invest in shares with low prices; and

•	attract investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our stock at its current price levels.
          The Company is planning for its future financing needs, and the ability to attract such institutional investors may be important to the success of any capital raising efforts.
          We believe that a higher per share price of our common stock will increase interest in our stock within the financial community and broaden the pool of investors that may consider investing in our stock. Both of these factors can potentially increase the trading volume and liquidity of our common stock. The Board has been advised that the Company’s low stock price actually prohibits some institutional investors from purchasing our stock because of minimum price per share requirements they observe. If the Board effects a reverse stock split after receiving stockholder approval, it intends to select a split ratio to result in a post-split share price that is more typical of NASDAQ-listed companies.
Listing on a National Securities Exchange.
          Our Board has authorized GeoVax management to submit an application to list our shares on the NASDAQ Global Market or the NASDAQ Capital Market, in its discretion. Our common stock, which currently trades on the Over the Counter Bulletin Board under the symbol “GOVX”, could not presently qualify for listing because its sale price is below minimum requirements of NASDAQ. A reverse stock split, by raising our common stock sale price, may remove this impediment to listing with NASDAQ.
          Listing on NASDAQ should increase the liquidity of our common stock and may minimize the spread between the “bid” and “ask” prices quoted by market makers. Further, we believe that a listing on NASDAQ would make our stock a more attractive investment for institutional investors and would also improve the perception of GeoVax by persons with whom we do business.
          NASDAQ has several quantitative listing criteria that companies must satisfy in order for their shares to be listed on the NASDAQ Global Market or the NASDAQ Capital Market, including a minimum bid price per share of $4.00. Companies such as GeoVax may effect a reverse stock split to meet this requirement, subject to certain conditions, including meeting the minimum bid price for a minimum of five to ten consecutive trading days, but may need to trade at or above $4.00 for as long as 90 consecutive trading days, if the Company must rely on the “market value” listing standard.
          The Board believes that the proposed reverse stock split will make it possible for our common stock to satisfy the consecutive trading day price requirements for listing. NASDAQ also requires that listed companies meet other quantitative criteria, including, in some instances, a minimum aggregate market value, a minimum net worth, and a minimum number of market makers, as well as qualitative criteria, including those regarding composition of the Board of Directors, committees composed of independent directors, and other corporate governance requirements. While we expect that the proposed reverse stock split, together with other actions required to meet applicable listing standards, will enable our shares to qualify for listing with NASDAQ and that we will be able to continue to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial results, adverse clinical trials developments, or market conditions could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain applicable NASDAQ listing requirements. Furthermore, in addition to its enumerated listing and maintenance standards, NASDAQ has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our shares.

Other Considerations.
          In addition to the foregoing considerations, the Board considered that, as a matter of policy, many institutional investors will not purchase stocks trading below certain minimum price levels, and brokers often discourage their customers from purchasing such stocks. We believe that these concerns will be reduced if the price per share of our common stock increases.
          The Board believes that the total number of shares of our common stock currently outstanding is disproportionately large relative to our present market capitalization and that a reverse stock split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that when the number of outstanding shares of common stock is unreasonably large in relation to a company’s earnings, a significant change in net earnings or losses is required to create a noticeable change, in absolute terms, in such company’s reported earnings or loss per share levels. If we implement a reverse stock split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings or loss per share attributable to developments in our business.
          A reverse stock split may also reduce the relatively high transaction costs and commissions incurred by our stockholders due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced issues, which may discourage trading in such lower-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.
          Any increase in the liquidity of our common stock due to a higher price per share may be partially or entirely offset by a reduction in liquidity due to the fewer number of shares issued and outstanding after the reverse stock split. Furthermore, the reverse stock split will likely increase the number of common stock holdings that are not divisible by 100 (often referred to as “odd lots”), which may make these shares more difficult to sell and could result in higher selling costs for stockholders who hold odd lots.
          The Board believes that the potential positive effects of a reverse stock split can outweigh the potential negative effects and intends to implement the proposed split only if they conclude that to be the case. In making that evaluation the Board will take into account various negative factors including: (i) the negative perception of reverse stock splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing a reverse stock split. The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that a reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price, which depends on many factors.
          After considering the foregoing factors, the Board determined that submitting this Proposal for approval by stockholders is in our best interests and that of our stockholders. The Board reserves the right not to implement the reverse stock split if the Board does not deem it to be in our best interests or that of our stockholders.
          Our Board of Directors, in its sole discretion, may elect to effect any one (but not more than one) of the four reverse split ratios after receipt of stockholder approval, or none of them if our Board of Directors determines in its sole discretion not to proceed with the reverse stock split. We believe that the availability of the four alternative reverse split ratios will provide the Board of Directors with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining which of the four alternative reverse stock split ratios to implement, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:
•	the trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock; and

•	which of the alternative reverse stock split ratios is most likely to produce a trading price in the $5.00 to $6.00 range post split.

Impact of the Reverse Stock Split if Implemented
          If the reverse split is implemented, each stockholder will own a reduced number of shares of our common stock. Every 20, 30, 40, or 50 shares of our common stock, as appropriate, that a stockholder owns will be combined and converted into a single share. If approved and implemented, the reverse stock split will be realized simultaneously for all of our common stock, and the exchange ratio will be the same for all of our common stock. At the same time the number of shares of our authorized common stock will be reduced proportionally.
          The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our Company, except to the extent that the reverse stock split would result in any holder of our common stock receiving cash in lieu of fractional share interests. The reverse stock split will not affect any stockholder’s proportional voting power (subject to the treatment of fractional share interests). For example, a stockholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares would continue to own 1% of our outstanding shares after the reverse stock split.
          The table below illustrates the impact on outstanding and authorized shares of a reverse stock split at each reverse stock split ratio. The table assumes approval of the proposed increase in authorized shares and is based on the [782,340,692] shares of common stock outstanding as of March 5, 2010.

	Percentage				Post-Split Common
Proposed	Reduction in the	Common Stock	Common Stock Authorized	Common Stock	Stock to be Authorized
Reverse	Outstanding Shares	Outstanding after the	Before the Reverse Stock	Authorized After the	but Unissued After the
Stock Split	of Common Stock	Reverse Stock Split	Split	Reverse Stock Split	Reverse Stock Split
1 for 20	95.0%	39,117,034	2,000,000,000	100,000,000	60,882,966
1 for 30	96.7%	26,078,023	2,000,000,000	66,666,667	40,588,644
1 for 40	98.5%	19,558,517	2,000,000,000	50,000,000	30,441,483
1 for 50	98.0%	15,646,813	2,000,000,000	40,000,000	24,353,187
          Other principal effects of the reverse stock split will include proportional adjustments to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants and a proportional reduction in the number of shares reserved for issuance under our existing stock incentive plans.
          Immediately following the effective time of the reverse stock split, we will continue to have 10,000,000 authorized shares of preferred stock, all of which are unissued at this time. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares of common stock, the percentage ownership interest of holders of our common stock will be diluted.
          We do not intend for this reverse stock split to constitute, or be the first step in a series of plans or proposals for, a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse stock split, we intend for our common stock to remain registered under the Securities Exchange Act of 1934 and to continue to comply with the reporting requirements of such Act.
          If the proposed reverse stock split is implemented, subject to any potential listing on an exchange, such as NASDAQ, we expect that our common stock will continue to be reported on the Over the Counter Bulletin Board under the symbol “GOVX” (although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred) and our common stock will have a new CUSIP (Committee on Uniform Securities Identification Procedure) number.
Procedure for Implementing the Reverse Stock Split
          If the reverse stock split is approved by the stockholders and the Board implements the reverse stock split, the reverse stock split would become effective at such time as the amendment to our Certificate of Incorporation, the form of which is attached hereto as Annex B, is filed with the Secretary of State of Delaware. At the same time, the number of our authorized shares of common stock would be reduced proportionally. Following the reverse stock split, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Fractional Share Interests
          No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled, upon surrender to the our exchange agent of certificates representing such shares, to a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock, as such price is reported on the Over the Counter Bulletin Board (or any other exchange on which our stocks may be listed, such as NASDAQ) on the last trading day prior to the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.
          Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional share interests and underlying unclaimed shares that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds or shares may have to seek to obtain them directly from the jurisdiction to which they were paid.
Effect on “Street Name” Holders of our Common Stock
          Upon the effectiveness of the reverse stock split, shares held by stockholders in “street name,” through a bank, broker or other nominee, will be treated in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to implement the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than those that apply to registered stockholders for processing the reverse stock split and treatment of fractional share interests. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect on Record Holders of Common Stock
          Our stockholders of record hold their shares in certificated form, direct registration system (DRS) form, book-entry form or some combination of certificated, DRS and book-entry form. If the reverse stock split is implemented, all stockholders of record will receive a transmittal letter from our transfer agent, American Stock Transfer & Trust Company, who we expect to act as our exchange agent if the reverse stock split is implemented. The letter of transmittal will contain instructions on how to surrender your certificates, if any, representing your shares of our pre-split common stock to American Stock Transfer & Trust Company, as well as certain other necessary information. Expenses incurred by us with respect to the exchange of shares held of record, including but not limited to expenses arising from the exchange of shares held in DRS and book-entry form, will be borne by GeoVax. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.
Accounting Matters
          The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our common stock on our balance sheet will be reduced proportionally based on the reverse stock split ratio effected by our Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of common stock will be restated in future financial statements to give retroactive effect to the reverse stock split, as there will be fewer shares of our common stock outstanding.
No Appraisal Rights
          Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to implement the reverse stock split, and we will not independently provide stockholders with any such rights.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split
          The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse split shares will be, held as a “capital asset,” as that term is defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to federal income tax regardless of its source; or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
          Other than the cash payments for fractional share interests discussed below, Section 354 of the Internal Revenue Code provides that no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. Pursuant to Section 368(a)(1)(E) of the Internal Revenue Code, GeoVax should not recognize any gain or loss as a result of the reverse stock split.
          In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The receipt of cash for fractional share interests represents a mere mechanical process and not a separately bargained for consideration. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share interest in common stock by a United States holder of common stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional share interests as set forth above.
          The cash received by each fractional stockholder will be treated as either (i) a dividend, (ii) capital gain, or (iii) return of capital. In general, Section 302 of the Internal Revenue Code provides for dividend treatment (to the extent of GeoVax’s accumulated earnings and profits) unless the stockholder realizes a meaningful reduction in his stockholdings or completely terminates his interest in GeoVax. Amounts received that would otherwise obtain dividend treatment are treated as return of capital to the extent they are in excess of our accumulated earnings and profits. Amounts received which are not classified as dividends generally receive capital gain or loss treatment and the stockholder’s gain or loss is equal to the difference between the proceeds received by the stockholder from such fractional share and the stockholder’s allocable tax basis in such fractional share. In general, the capital gain or loss will be treated as “long term” to the extent the stockholder has held the fractional share for investment in excess of one year. Because each stockholder’s treatment may differ from the above based on a stockholder’s individual circumstances, and as already mentioned above, each stockholder is strongly advised to consult with his, her or its tax advisor concerning the tax treatment of the proceeds such stockholder will receive with respect to fractional shares.
          Each stockholder who is to receive cash in the reverse stock split will be required to furnish the stockholder’s social security number or taxpayer identification number. Failure to provide this information may result in backup withholding.

          The foregoing summary regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.
          To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is limited in scope and not intended or written to be used, and cannot be used, by such holder for the purpose of (i) avoiding penalties that may be imposed on such holder under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed in this communication; (b) any such discussion has been included to support the marketing or promotion of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.
Vote Required and Board of Directors’ Recommendation
          The presence, in person or represented by proxy, and affirmative vote at the Special Meeting of a majority of the outstanding shares of our common stock entitled to vote on the Proposal is required for approval of this Proposal. Abstentions will have the effect of a vote against the Proposal, and broker non-votes will not be counted as a vote in favor of or a vote against the Proposal. If you sign and submit your proxy card without properly marking your voting instructions, your shares will be voted “FOR” this Proposal.
          The Board of Directors unanimously recommends a vote “FOR” approval of this Proposal to grant our Board of Directors authority to amend our Certificate of Incorporation to effect a reverse stock split at any one of the following ratios, as selected by our Board of Directors: 1-for-20, 1-for-30, 1-for-40, or 1-for-50.
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL
STOCKHOLDERS
          Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 5, 2010 by (1) each director; (2) each of the executive officers to be named in the summary compensation table in our Form 10-K and annual meeting proxy; (3) all executive officers and directors as a group; and (4) each additional person who is known by us to beneficially own more than 5% of our common stock. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Number of Shares
	Beneficially	Percent
Name and Address of Beneficial Owner (1)	Owned	of Class (2)
Directors and Executive Officers:
Donald G. Hildebrand (3)	72,611,260	9.1%
Dean G. Kollintzas (4)	1,820,000	*
Robert T. McNally (5)	3,237,757	*
Mark W. Reynolds (6)	2,330,000	*
Harriet L. Robinson (7)	65,068,288	8.2%
John N. Spencer, Jr. (8)	2,000,000	*
Peter M. Tsolinas (9)	35,317,057	4.5%
All executive officers and directors as a group (8 persons) (10)	182,384,362	22.3%
Andrew J. Kandalepas (11)	12,875,000	1.6%
Other 5% Stockholders:
Emory University (12)	231,070,253	29.5%
Stavros Papageorgiou (13)	55,592,916	7.1%
Welch & Forbes LLC (14)	80,214,798	[10.3] %

*	Less than 1%

(1)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.

(2)	This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on [782,340,692] shares of common stock outstanding as of March 5, 2010. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of March 5, 2010, are deemed outstanding.

(3)	Includes options to purchase 17,791,260 shares of common stock exercisable within 60 days of March 5, 2010.

(4)	Includes options to purchase 1,820,000 shares of common stock exercisable within 60 days of March 5, 2010.

(5)	Includes options to purchase 2,620,000 shares of common stock exercisable within 60 days of March 5, 2010.

(6)	Includes options to purchase 2,300,000 shares of common stock exercisable within 60 days of March 5, 2010. Dr. Robinson shares voting and investment power over 56,005,991 shares with Welch & Forbes LLC, whose ownership is described below.

(7)	Includes options to purchase 9,062,297 shares of common stock exercisable within 60 days of March 5, 2010.

(8)	Includes options to purchase 1,820,000 shares of common stock exercisable within 60 days of March 5, 2010.

(9)	Includes warrants to purchase 13,390,323 shares of common stock exercisable within 60 days of March 5, 2010, and options to purchase 440,000 shares of common stock exercisable within 60 days of March 5, 2010.

(10)	Includes options to purchase 35,853,557 shares of common stock and warrants to purchase 13,390,323 shares of common stock exercisable within 60 days of March 5, 2010.

(11)	Mr. Kandalepas resigned as an executive officer of the Company on July 1, 2009. Ownership information has been derived from our stock records, which show Mr. Kandalepas owns these shares of record.

(12)	The address for this stockholder is Administration Building, 201 Dowman Drive, Atlanta, Georgia 30322. Ownership information has been derived from this stockholder’s SEC filing on Form 4 filed on January 29, 2010.

(13)	The address for this stockholder is c/o Morse, Zelnick, Rose & Lander LLP, 405 Park Avenue, Suite 1401, New York, New York 10022. Includes 4,592,742 shares subject to warrants and 25,192,013 shares as to which Mr. Papageorgiou shares voting and investment power. Ownership information has been derived from this stockholder’s SEC filing on Schedule 13G filed on October 1, 2009.

(14)	The address for this stockholder is 45 School Street, Boston, Massachusetts 02108. This stockholder shares voting and investment power with respect to all of these shares. Includes 56,005,991 shares held by Dr. Harriet L. Robinson. Ownership information has been derived from this stockholder’s Schedule 13G filed on February 12, 2010.

OTHER MATTERS
Stockholder Proposals
          As disclosed in our 2009 proxy statement, any proposal which a stockholder intended to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our 2010 Annual Meeting of Stockholders should have been received by us on or before December 31, 2009. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act, again, as disclosed in our 2009 proxy statement, will be considered untimely if received by us after March 16, 2010. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
          Notice of intention to present a proposal at the 2010 Annual Meeting should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080. Stockholders intending to provide notice should use this new address, rather than the address included in our 2009 proxy materials.
Delivery of Documents to Stockholders Sharing an Address
          Some banks, brokers or other nominees may participate in the practice of “householding” proxy materials. This means that only one copy of our proxy statement may have been sent to multiple stockholders living in the same household. We will promptly arrange for delivery of a separate copy of the proxy statement to any stockholder who shares with another stockholder an address to which only one copy was delivered upon request made (i) in writing to us at GeoVax Labs, Inc., Attention: Mark W. Reynolds, 1900 Lake Park Drive, Suite, 380, Smyrna, Georgia 30080, (ii) by calling us at (678) 384-7220, or (iii) via e-mail to mreynolds@geovax.com. Any stockholder who shares with another stockholder an address that receives only one copy of our proxy statement and wishes to receive a separate copy of either document in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee, or contact us at the above address and telephone number.
By Order of the Board of Directors

Mark W. Reynolds
Corporate Secretary

ANNEX A
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
GEOVAX LABS, INC.
          GeoVax Labs, Inc. (the “Corporation”), does hereby certify that the Corporation’s Certificate of Incorporation originally filed with the Delaware Secretary of State on June 17, 2008, as amended by that certain Certificate of Merger filed June 18, 2008, is hereby further amended pursuant to Section 242 of the General Corporation Law of the State of Delaware.
          The Corporation does hereby further certify that this Certificate of Amendment was duly adopted by the Corporation’s Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
          The Certificate of Incorporation of the Corporation, as amended, is hereby amended as follows:
          The first paragraph of Article IV of the Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:
“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 2,010,000,000 shares, which are divided into two classes consisting of: (a) 2,000,000,000 shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.”
          The remainder of the Certificate of Incorporation shall remain unchanged and in full force and effect.
          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on                                         , 2010.

GEOVAX LABS, INC.

Name:
Title:

ANNEX B
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
GEOVAX LABS, INC.
          GeoVax Labs, Inc. (the “Corporation”), does hereby certify that the Corporation’s Certificate of Incorporation originally filed with the Delaware Secretary of State on June 17, 2008, as amended by that certain Certificate of Merger filed June 18, 2008, as further amended by that certain Certificate of Amendment to the Certificate of Incorporation of the Corporation filed                     , 2010, is hereby further amended pursuant to Section 242 of the General Corporation Law of the State of Delaware.
          The Corporation does hereby further certify that this Certificate of Amendment was duly adopted by the Corporation’s Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
          The Certificate of Incorporation of the Corporation, as amended, is amended as follows:
          The first paragraph of Article IV of the Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:
          “The total number of shares of all classes of stock which the Corporation shall have the authority to issue is [ ] shares, which are divided into two classes consisting of: (a) [ ] shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.
          Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation (the “Effective Time”), each [ ] shares of the Corporation’s common stock, par value $0.001 per share (“Old Common Stock”), issued and outstanding immediately prior to the Effective Time will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value $0.001 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the Corporation shall make a cash payment equal to the Market Value (as subsequently defined herein) of such fractional share of Common Stock to holders thereof who would otherwise be entitled to receive fractional shares, except for the provisions hereof, upon surrender of certificates representing those shares to the Corporation’s transfer agent. The ownership of such fractional interests shall not entitle the holder thereof to any voting, dividend or other right, except the right to receive payment therefor as described above. For the purposes hereof, “Market Value” of shares of Common Stock shall mean an amount per share equal to the closing price of the Common Stock on the business day immediately preceding the Effective Time as reported by the OTC Bulletin Board (or another exchange on which the Common Stock is then listed). Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional share interests of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional share interests of New Common Stock to which such holder may be entitled as set forth above.”
          The remainder of the Certificate of Incorporation shall remain unchanged and in full force and effect.
          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on                                         , 2010.

GEOVAX LABS, INC.

Name:
Title:

B-2

Preliminary Copies
SPECIAL MEETING OF STOCKHOLDERS OF
GEOVAX LABS, INC.
April [13], 2010

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL – Mark, sign, date and mail your proxy card in the envelope provided as soon as possible, or mail it to                                                             .
IN PERSON – You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILAIBILITY OF PROXY MATERIAL: The Notice of Special Meeting of Stockholders, Proxy Statement and Form of Proxy are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=01702.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

The Board of Directors recommends that you vote FOR		For	Against	Abstain
the following proposals.

(1)	To approve an amendment to our Certificate of Incorporation to increase the authorized shares of common stock, $0.001 par value, from 900,000,000 to 2,000,000,000.	☐	☐	☐

(2)	To approve the grant of discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our authorized, issued and outstanding common stock at any time within four months after the date stockholder approval is obtained at any one of the following ratios, as selected by our Board of Directors: 1-for-20, 1-for-30, 1-for-40, or 1-for-50.	☐	☐	☐
NOTE: And such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby ratifies and confirms all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the special meeting and the accompanying proxy statement.

Signature of Stockholder	Date	Signature (Joint Owners)	Date
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GEOVAX LABS, INC.
This proxy is solicited on behalf of the Board of Directors
Special Meeting of Stockholders
April [13], 2010 8:30 a.m. EDT
The shares represented by this proxy will be voted as specified herein by the stockholder when instructions are given in accordance with the procedures described herein and in the accompanying proxy statement. If no specification is made, all shares will be voted “FOR” the approval of the proposals set forth in the proxy statement.
The stockholder represented herein appoints Robert T. McNally and Mark W. Reynolds, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said stockholder at the Special Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of Womble Carlyle Sandridge & Rice, PLLC, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on April [13], 2010 at 8:30 a.m. (Eastern Daylight Time), and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.
Stockholders may revoke this proxy at any time prior to the vote at the Special Meeting. If any other business is properly brought before the Special Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.
Continued and to be signed on reverse side